UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 22, 2011

SUSPECT DETECTION SYSTEMS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-141211	98-0511645
(Commission File Number)	(IRS Employer Identification No.)

150 West 56th Street, Suite 4005,  New York, NY 10019
 (Address of Principal Executive Offices, Zip Code)

(212) 977-4126
 (Registrant's Telephone Number, Including Area Code)

Not applicable
-----------------------------------------------------------------------
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 17, 2011 the board of directors of Suspect Detection Systems Inc. (the "Company") discovered, based upon comments received from the Securities and Exchange Commission (the "Commission") to our Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2009, filed with the Commission on April 14, 2010 and  the amended Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2009, filed with the Commission on January 14, 2011, certain errors in the calculation of the goodwill, non-controlling interest and net loss attributable to non-controlling interest accounts in the Company's financial statements noted above.

Additionally, management became aware that the C.P.A license of our former independent accountant Davis Accounting Group P.C. and its partner Edwin Reese Davis (A/K/A Ted Davis) was revoked by the state of Utah due to a disciplinary action. Davis Accounting Group audited our financial statements for the Fiscal Year Ended December 31, 2009 and its opinion contained an audit scope modification due to the Company’s uncertainty regarding its ability to continue as a going concern. As a result, Board of the Company asked the Company’s independent auditor Yarel and Partners CPA’s, which were retained by the Company on February 4, 2011, to re-audit the Company’s financial statements for the Fiscal Year Ended December 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSPECT DETECTION SYSTEMS INC.

By:	/s/ Ran Daniel
Name: Ran Daniel
Title: Chief Financial Officer

Date:  February 22, 2011